UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2017

Citius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-206903	27-3425913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 20, 2017, Leonard-Meron Biosciences, Inc. (the “Licensee”), a subsidiary of Citius Pharmaceuticals, Inc. (the “Registrant”), entered into a Second Amendment (the “Second Amendment”) to the Patent and Technology License Agreement (together with the Second Amendment, the “Agreement”) with Novel Anti-Infective Technologies, LLC (the “Licensor”). The Agreement grants Licensee the rights to develop and commercialize Mino-Lok on an exclusive, worldwide, sub-licensable basis. Under the Agreement, Licensee paid Licensor $340,000 in upfront fees, and is required to make payments of up to $1.39 million for maintenance fees and achievement of milestones, as well as additional royalties on net sales of licensed products. The Second Amendment expanded the licensed territory to include South America, providing the Licensee with worldwide rights, and amended payments and fees to reflect the expanded territory.

The foregoing descriptions of the Second Amendment and the Agreement are not complete and are qualified in their entirety by reference to the full text of the Second Amendment and Agreement, which will be listed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017.

The Registrant issued a press release dated March 23, 2017, announcing the Second Amendment. A copy of this press release is attached hereto as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 23, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: March 23, 2017	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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